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                                  Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 26, 2004 relating to the financial statements of DST Systems, Inc., which appears in DST Systems, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2003. The financial statements of DST Systems, Inc. for the years ended December 31, 2002 and 2001, together with our report thereon, have been incorporated by reference in Janus Capital Group Inc.'s Annual Report on Form 10-K for the year ended December 31, 2003.

/s/ PricewaterhouseCoopers LLP
Kansas City, Missouri
May 14, 2004